Exhibit 99.1

NEWS RELEASE

Investor Contact:

Tim Sedabres, Vice President, Finance

920-491-7059

Media Contact:

Autumn Latimore, Senior Vice President, Public Relations Director

414-278-1860

Associated Banc-Corp Announces Quarterly Dividends

GREEN BAY, Wis. — August 8, 2012 — The Board of Directors of Associated Banc-Corp (NASDAQ: ASBC) has declared a regular quarterly cash dividend of $0.05 per common share, payable on September 17, 2012, to shareholders of record at the close of business on September 4, 2012.

The Board of Directors has also declared a regular quarterly cash dividend of $0.50 per depositary share on Associated Banc-Corp’s 8.00% Series B Perpetual Preferred Stock to shareholders of record at the close of business on September 4, 2012, with the dividend payable date of September 15, 2012, and an actual payment date of Monday, September 17.

About Associated Banc-Corp

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $22 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services through more than 250 banking locations serving more than 150 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

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